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                                                                       EXHIBIT 5

                   [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]


                                December 3, 2003


George L. Chapman
Chairman of the Board and
Chief Executive Officer
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, OH 43604


                  Re:      Health Care REIT, Inc.
                           Registration Statement on Form S-3
                           SEC File No. 333-
                           Our File No. 74714

Dear Mr. Chapman

                  We have acted as counsel to Health Care REIT, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of up to 6,314,213 shares of the Company's common stock, $1.00 par value per share (hereinafter referred to as the "Shares").

                  In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary or appropriate to render the opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, the genuineness of all signatures, and the due authority of the parties (other than the Company) executing any such documents.

                  Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Registration Statement, legally and validly issued and fully paid and nonassessable.

                  The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   /s/ SHUMAKER, LOOP & KENDRICK, LLP

                                   SHUMAKER, LOOP & KENDRICK, LLP